EXHIBIT 4.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated April 18, 2016, with respect to the financial statement(s) of Incapital Unit Trust, Series 127, comprising Nuveen Large Cap Dividend Portfolio, 2Q 2016, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-209880) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton LLP

GRANT THORNTON LLP

Chicago, Illinois

April 18, 2016